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                    FOURTH AMENDMENT TO FINANCING AGREEMENT

     THIS FOURTH AMENDMENT TO FINANCING AGREEMENT (this "Agreement") is made this 23rd day of December, 1997, by and among POLK AUDIO, INC., a corporation organized under the laws of the State of Maryland ("Polk Audio"), BRITANNIA INVESTMENT CORP. (formerly known as POLK INVESTMENT CORP.), a corporation organized under the laws of the State of Delaware ("Polk Investment"), POLK INTERNATIONAL SALES CORPORATION, a corporation organized under the laws of the United States Virgin Islands ("Polk International"), and POLK AUDIO EUROPE, INC., a corporation organized under the laws of the State of Maryland ("Polk Europe") (each, a "Borrower"); collectively, the "Borrowers") and NATIONSBANK, N.A., a national banking association (the "Lender").

                                    RECITALS

     A. The Borrowers and the Lender entered into a Financing Agreement dated November 30, 1994, as modified by a First Amendment to Financing Agreement dated October 15, 1995, a Second Amendment to Financing Agreement dated March 22, 1996 and a Third Amendment to Financing Agreement dated October 23, 1996 (the same, as amended, modified, substituted, extended, and renewed from time to time, collectively, the "Financing Agreement"). Under the terms of the Financing Agreement, the Lender provided the Revolving Loan (as that term is defined in the Financing Agreement) in the maximum principal amount of $6,500,000 (under which the Lender provides letters of credit not to exceed $2,500,000, foreign exchange and interest rate contracts not to exceed $100,000 and revolving loans) and the Term Loan (as that term is defined in the Financing Agreement) in the amount of $2,000,000.

     B. The Borrowers have applied to the Lender for a temporary increase in the maximum amount of the Revolving Credit Loans to $8,500,000.

     C. The Lender has approved the Borrowers' application on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

     1. The Borrowers and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     2. Section 1.1 of the Financing Agreement is modified by deleting the definition of Revolving Credit Termination Date and inserting the following definition in its place:

          "Revolving Credit Termination Date" means the earliest of (a) August



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     31, 1999, (b) the date on which the Revolving Credit Note matures (by acceleration or otherwise), or (c) the date on which the Lender's obligation to make advances under the Revolving Loan is terminated by the Lender following an Event of Default."

     3.   The Financing Agreement is hereby amended as follows:

          (a) Section 2.2.1 of the Financing Agreement is amended in its entirety as follows:

          "2.2.1 Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers (the "Revolving Loan"). The outstanding principal balance of the Revolving Loan shall at no time exceed a) $8,500,000 until June 30, 1998 at which time the maximum principal amount shall not exceed $6,500,000 minus b) the aggregate amount of all Obligations (fixed or contingent) with respect to Letter of Credit Agreements among the Lender and any one or more of the Borrowers minus c) the aggregate amount of all Obligations (fixed or contingent) with respect to Foreign Exchange/Swap Agreements among the Lender and any one or more of the Borrowers. The Lender's obligation to make advances under the Revolving Loan shall terminate on the Revolving Credit Termination Date, and following a Default or an Event of Default under this Agreement, may be limited, suspended or terminated at the Lender's sole and absolute discretion exercised from time to time."

          (b) Section 5.2.4 of the Financing Agreement is deleted in its entirety and the following section is inserted in its place:

          "Fixed Charge Coverage Ratio. The Borrowers will maintain, tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.5 to 1.0."

          (c) As of the fiscal quarter ending March 1998, Section 5.2.2 of the Financing Agreement is modified by changing the amount in subparagraph (a) to "$15,000,000". Commencing with the test of the Tangible Net Worth covenant as of March, 1998, the base amount of the Borrowers Tangible Net Worth shall be $15,000,000.

     4. The Borrowers' obligation to repay the advances of the Revolving Loan, as increased under Section 1(a) above, shall be evidenced by a promissory note dated the same date as this Agreement in substantially the form attached to this Agreement as EXHIBIT A-2 and in the aggregate principal amount of $8,500,000 having a maturity date, repayment terms and interest rate as set forth in EXHIBIT A-2, which promissory note shall be executed and delivered in substitution for the Borrower's previous Revolving Credit Note. References in the Financing Agreement and the other Financing Documents to the "Revolving Credit Note" shall mean that substituted promissory note.

     5. The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrowers agree


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that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

     6. The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

     7. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrowers agree that the Lender may rely on a telecopy of any signature of any Borrowers. The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

     IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Agreement under seal as of the date and year first written above.


WITNESS OR ATTEST:                                POLK AUDIO, INC.

/s/ James M. Herd                    By: /s/ George M. Klopfer
--------------------------               ----------------------------- (SEAL)
                                         George M. Klopfer
                                         CEO


/s/ George M. Klopfer                By: /s/ James M. Herd
--------------------------               ----------------------------- (SEAL)
                                         Name:  James M. Herd
                                         Title: President


WITNESS:                             BRITANNIA INVESTMENT CORP.
                                     (formerly known as POLK
                                     INVESTMENT CORP.)

/s/ James M. Herd                    By:  /s/ George M. Klopfer
--------------------------                ----------------------------- (SEAL)
                                          Name:  George M. Klopfer
                                          Title: CEO




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WITNESS:                            POLK INTERNATIONAL SALES CORPORATION

/s/ James M. Herd                   By: /s/ George Klopfer        (SEAL)
----------------------------           ---------------------------
                                       Name: George Klopfer
                                       Title: CEO


WITNESS:                            POLK AUDIO EUROPE, INC.

/s/ James M. Herd                   By: /s/ George Klopfer        (SEAL)
-----------------------------          ---------------------------
                                       Name: George Klopfer
                                       Title: CEO



WITNESS:                            NATIONSBANK, N.A.

/s/ Deborah Floyd                   By: /s/ Thomas O. Holland     (SEAL)
-----------------------------          ---------------------------
                                       Thomas O. Holland
                                       Vice President



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